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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated February 4, 1999, included in the Current Report of The AES Corporation on Form 8-K, dated March 18, 1999, and of our report dated February 4, 1999, on the related financial statement schedules included in the Annual Report on Form 10-K of The AES Corporation for the year ended December 31, 1998.

DELLOITTE & TOUCHE LLP

McLean, Virginia
February 14, 2000